Exhibit 99.1

Acadia Pharmaceuticals Reports Fourth Quarter and Full Year 2025 Financial Results and Operating Overview

- Fourth quarter 2025 GAAP total revenues of $284 million and full year 2025 GAAP total revenues of $1.07 billion, reflecting 9% and 12% year over year growth respectively

•
Fourth quarter 2025 non-GAAP adjusted total revenues of $298 million, and full year 2025 non-GAAP adjusted total revenues of $1.08 billion, reflecting 16% and 14% year over year growth respectively

- Fourth quarter 2025 NUPLAZID® GAAP net sales of $174 million, including a non-recurring IRA rebate accrual charge in estimate; Fourth quarter non-GAAP NUPLAZID net sales of $189 million

- Fourth quarter 2025 DAYBUE® GAAP net sales of $110 million, reflecting 13% year-over-year growth

- Full year 2026 guidance for total revenues of $1.22 to $1.28 billion, including NUPLAZID net sales of $760 to $790 million and DAYBUE net sales of $460 to $490 million

SAN DIEGO, CA, February 25, 2026 – Acadia Pharmaceuticals Inc. (Nasdaq: ACAD), today announced its financial results for the fourth quarter and full year ended December 31, 2025.

“Acadia closed 2025 with another strong quarter, capping a milestone year in which we surpassed $1 billion in annual revenue for the first time,” said Catherine Owen Adams, Chief Executive Officer. “NUPLAZID had another strong quarter driven by underlying volume growth, reflecting continued momentum in the business. In the fourth quarter we received our first Inflation Reduction Act invoices for NUPLAZID inflation cap rebates, which resulted in NUPLAZID delivering GAAP net product sales of $174 million and non-GAAP adjusted net product sales of $189 million. DAYBUE generated $110 million in fourth-quarter net product sales, driven by expanding reach in the community and continued contribution from named patient supply programs outside the U.S. We are seeing growing interest in our new DAYBUE STIX powder formulation as we prepare for a full launch in early Q2 of this year. We continue to advance a deep and differentiated R&D pipeline, anchored by remlifanserin, with the Phase 2 RADIANT study in Alzheimer’s disease psychosis serving as an important upcoming potential catalyst with top-line results expected between August and October 2026.”

Company Updates

•
Completion of a strategic expansion of NUPLAZID customer-facing teams, with a 30% increase in representatives, implemented in early 2026 and now fully deployed in the field.
•
DAYBUE STIX (trofinetide) for oral solution has shipped to first patient with additional product supply in the channel. The Company expects to be ready for the planned broader launch in early second quarter 2026.
•
Phase 2 top-line results readout from the remlifanserin Alzheimer’s disease psychosis study remains on track for August to October 2026 timeframe, representing a potential catalyst for the Company this year.

Financial Results

Revenues

GAAP total revenues were $284 million for the fourth quarter of 2025 and $1.07 billion for the full year 2025. GAAP net product sales of NUPLAZID were $174 million for the fourth quarter of 2025 and $680 million for the full year 2025. GAAP net product sales of DAYBUE were $110 million for the fourth quarter of 2025 and $391 million for the full year 2025.

Acadia is presenting non‑GAAP revenue to adjust for a non-recurring accounting impact related to Inflation Reduction Act of 2022 (IRA) inflation cap rebates for NUPLAZID. During the fourth quarter of 2025, the Company received its first invoices under the IRA, which were higher than expected. As a result, Acadia recorded a $20 million change in estimate to its NUPLAZID IRA rebate accruals related to sales from fiscal years 2022 through 2025. Under GAAP, the full adjustment was recorded in 2025, increasing gross-to-net and reducing reported NUPLAZID net sales for the year. Importantly, this accounting adjustment does not reflect the underlying strong commercial performance of NUPLAZID. NUPLAZID volume grew 9% for the full year 2025 and 13% in the fourth quarter. The non-GAAP adjusted net sales methodology reallocates the $20 million change in estimate to the fiscal years in which the related NUPLAZID sales volume was earned, including the portion attributable to 2025. Accordingly, NUPLAZID non-GAAP adjusted net sales for the fourth quarter of 2025 exclude the portion of the adjustment related to periods prior to the quarter, while including IRA rebates attributable to fourth quarter net sales. Management believes these non-GAAP measures provide a more meaningful comparison of underlying commercial performance across periods. A reconciliation of NUPLAZID non‑GAAP adjusted net sales and non-GAAP adjusted total revenues is provided in Table 1 below.

Table 1. ACADIA PHARMACEUTICALS INC.

NON-GAAP RECONCILIATION

(in millions)

(Unaudited)

	FY22	FY23	FY24	FY25	4Q24	4Q25
GAAP NUPLAZID Net Sales	$517.2	$549.2	$609.4	$680.1	$162.9	$174.4
Change in Estimate Recorded in Period	$—	$—	$—	$20.1	$—	$15.2
Allocation of 2025 Amount	$(1.4)	$(3.8)	$(6.6)	$(8.3)	$(1.7)	$(1.0)
Non-GAAP Adjusted NUPLAZID Net Sales	$515.8	$545.4	$602.8	$691.9	$161.2	$188.6
DAYBUE Net Sales	$—	$177.2	$348.4	$391.4	$96.7	$109.6
Non-GAAP Adjusted Total Revenues	$515.8	$722.6	$951.2	$1,083.3	$257.9	$298.2

Non-GAAP adjusted revenues were $298 million for the fourth quarter of 2025 and $1.08 billion for the full year 2025, up 16% and 14% year-over-year, respectively.

Non-GAAP adjusted net sales of NUPLAZID were $189 million for the fourth quarter of 2025, an increase of 17% as compared to $161 million in non-GAAP adjusted net product sales for the fourth quarter of 2024.

Non-GAAP adjusted net product sales of NUPLAZID were $692 million for the full year 2025, an increase of 15% as compared to non-GAAP adjusted net product sales of $603 million for the full year 2024.

Net product sales of DAYBUE were $110 million for the fourth quarter of 2025, an increase of 13% as compared to $97 million for the fourth quarter of 2024. The increase in net product sales of DAYBUE in the fourth quarter was mainly due to growth in DAYBUE unit sales. Net product sales of DAYBUE were $391 million for the full year 2025, an increase of 12% as compared to $348 million for the full year 2024.

Research and Development

Research and development expenses for the fourth quarter of 2025 were $85 million, compared to $101 million for the same period of 2024. The decrease in research and development expenses during the fourth quarter was primarily driven by the $28 million upfront business development payment for ACP-711 that was made in the fourth quarter of 2024 to Saniona. For the full years of 2025 and 2024, research and development expenses were $329 million and $303 million, respectively.

Selling, General and Administrative

Selling, general and administrative expenses for the fourth quarter of 2025 were $156 million, compared to $130 million for the same period of 2024. The increase in selling, general and administrative expenses during the fourth quarter was primarily driven by increased marketing investments to support NUPLAZID and DAYBUE field expansion and marketing costs. For the full years of 2025 and 2024, selling, general and administrative expenses were $549 million and $488 million, respectively.

Net Income

For the fourth quarter of 2025, Acadia reported net income of $274 million, or $1.60 per diluted share, compared to a net income of $144 million, or $0.86 per diluted share, for the same period in 2024. Net income for the quarter included a non-cash income tax benefit of $250 million related to the valuation allowance on the Company’s deferred tax assets, reflecting sustained commercial performance and expectations for future taxable income. For the full year 2025, Acadia reported a net income of $391 million, or $2.30 per diluted share, compared to a net income of $226 million, or $1.36 per diluted share, for the same period in 2024.

Cash and Investments

At December 31, 2025, Acadia’s cash, cash equivalents, and investment securities totaled $820 million, compared to $756 million at December 31, 2024.

Full Year 2026 Financial Guidance (GAAP):

•
Total revenues of $1.22 to $1.28 billion
•
NUPLAZID net product sales in the range of $760 to $790 million.
•
DAYBUE net product sales in the range of $460 to $490 million.
•
R&D expense in the range of $385 to $410 million.
•
SG&A expense in the range of $660 to $700 million.

Conference Call and Webcast Information

Acadia will host a conference call to discuss the fourth quarter and full year 2025 results today, Wednesday, February 25, 2026 at 1:30 p.m. PT/4:30 p.m. ET. The conference call may be accessed by registering for the call here. Once registered, participants will receive an email with the dial-in number and unique PIN number to use for accessing the call.

About NUPLAZID® (pimavanserin)

Pimavanserin is a selective serotonin inverse agonist and antagonist preferentially targeting 5-HT2A receptors. These receptors are thought to play an important role in neuropsychiatric disorders. In vitro, pimavanserin demonstrated no appreciable binding affinity for dopamine (including D2), histamine, muscarinic, or adrenergic receptors. Pimavanserin was approved for the treatment of hallucinations and delusions associated with Parkinson’s disease psychosis by the U.S. Food and Drug Administration in April 2016 under the trade name NUPLAZID.

About DAYBUE® (trofinetide)

Trofinetide is a synthetic version of a naturally occurring molecule known as the tripeptide glycine-proline-glutamate (GPE). The mechanism by which trofinetide exerts therapeutic effects in patients with Rett syndrome is unknown. Trofinetide was approved for the treatment of Rett syndrome in adults and pediatric patients 2 years of age and older by the U.S. Food and Drug Administration in March 2023 under the trade name DAYBUE or DAYBUE STIX.

About Acadia Pharmaceuticals

Acadia is committed to turning scientific promise into meaningful innovation that makes the difference for underserved neurological and rare disease communities around the world. Our commercial portfolio includes the first and only FDA-approved treatments for Parkinson’s disease psychosis and Rett syndrome. We are developing the next wave of therapeutic advancements with a robust and diverse pipeline that includes mid- to late-stage programs in Alzheimer’s disease psychosis and Lewy body dementia psychosis, along with earlier-stage programs that address other underserved patient needs. At Acadia, we’re here to be their difference. For more information, visit us at acadia.com and follow us on LinkedIn and X.

Non-GAAP Financial Measures

In addition to the financial results and financial guidance that are provided in accordance with accounting principles generally accepted in the United States (GAAP), this press release also contains the following non-GAAP financial measures: non-GAAP adjusted revenues for NUPLAZID for the periods 2022 through 2025. When preparing the non-GAAP financial results, the Company excludes adjustments made to reflect the change in estimate in its NUPLAZID IRA rebate accruals covering the four fiscal years 2022 through 2025, which management considers to be unusual and a non-recurring item. These non-GAAP financial measures are provided as a complement to results provided in accordance with GAAP. Our management uses this non-GAAP measure to better analyze the Company’s financial results, compare period-to-period changes and evaluate performance, and believes these non-GAAP financial measures are useful to investors and other users of the Company’s financial statements to help indicate underlying trends in the Company's business, compare current results with prior period results and provide additional information regarding the Company's financial position. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles in the reconciliation table above. Accordingly, the non-GAAP measures presented here are also unlikely to be comparable with non-GAAP disclosures released by other companies. In addition, from time to time in the future, there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact and can be identified by terms such as “may,” “will,” “should,” “could,” “would,”

“expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” “guidance,” “continue” and similar expressions (including the negative thereof) intended to identify forward-looking statements. Forward-looking statements contained in this press release, include, but are not limited to, statements about: (i) our business strategy, objectives and opportunities, including support for and innovations in our pipeline assets and business development opportunities, DAYBUE sales growth, interest in DAYBUE STIX, and potential for enhanced shareholder value; (ii) plans for, including timing, development and progress of commercialization or regulatory timelines for our products, including NUPLAZID and DAYBUE, and our product candidates; (iii) benefits to be derived from and efficacy of our products, including the potential advantages of our products; (iv) the timing and conduct of our clinical trials; and (v) our estimates regarding our future financial performance, profitability, capital requirements or expenses, including our full year 2026 financial guidance. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to: our dependency on the continued successful commercialization of our products and our ability to maintain or increase sales of our products; our plans to continue commercial growth; the costs of our commercialization plans and development programs, and the financial impact or revenues from any commercialization we undertake; our ability to obtain necessary regulatory approvals for our product candidates and, if and when approved, market acceptance of our products; the risks associated with clinical trials and their outcomes, including risks of unsuccessful enrollment and negative or inconsistent results; our dependence on third-party collaborators, clinical research organizations, manufacturers, suppliers and distributors; the impact of competitive products and therapies; our ability to generate or obtain the necessary capital to fund our operations; our ability to grow, equip and train our specialized sales forces; our ability to manage the growth and complexity of our organization; our ability to maintain, protect and enhance our intellectual property; and our ability to continue to stay in compliance with applicable laws and regulations. Given the risks and uncertainties, you should not place undue reliance on these forward-looking statements. For a discussion of these and other risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ, please refer to our annual report on Form 10-K for the year ended December 31, 2025 as well as our subsequent filings with the Securities and Exchange Commission from time to time. The forward-looking statements contained herein are made as of the date hereof, and we undertake no obligation to update them after this date, except as required by law.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenues
Product sales, net	$283,989	$259,602	$1,071,505	$957,797
Total revenues	283,989	259,602	1,071,505	957,797
Operating expenses
Cost of product sales (1)(2)	26,225	21,803	88,998	81,841
Research and development (2)	84,757	100,731	328,802	303,249
Selling, general and administrative (2)	155,616	130,080	548,894	488,428
Gain on sale of non-financial asset	—	(146,515)	—	(146,515)
Total operating expenses	266,598	106,099	966,694	727,003
Income (loss) from operations	17,391	153,503	104,811	230,794
Interest income, net	8,332	7,007	31,722	25,458
Other income	596	575	2,371	1,823
Income (loss) before income taxes	26,319	161,085	138,904	258,075
Income tax expense (benefit)	(247,249)	17,343	(252,096)	31,624
Net income (loss)	$273,568	$143,742	$391,000	$226,451
Earnings (net loss) per share:
Basic	$1.62	$0.86	$2.32	$1.37
Diluted	$1.60	$0.86	$2.30	$1.36
Weighted average common shares outstanding:
Basic	169,335	166,535	168,356	165,717
Diluted	171,359	166,696	169,919	166,362

(1) Includes license fees and royalties

(2) Includes the following share-based compensation expenses

Cost of product sales, license fees and royalties	$134	$421	$858	$1,319
Research and development	$4,214	$2,395	$16,436	$14,100
Selling, general and administrative	$8,887	$7,634	$34,841	$51,360

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	December 31, 2025	December 31, 2024

Assets
Cash, cash equivalents and investment securities	$819,686	$755,993
Accounts receivable, net	121,457	98,739
Interest and other receivables	26,774	5,956
Inventory	34,670	21,949
Prepaid expenses	59,526	55,681
Total current assets	1,062,113	938,318
Property and equipment, net	7,511	4,215
Operating lease right-of-use assets	47,354	46,571
Intangible assets, net	108,893	119,782
Restricted cash	7,845	8,770
Long-term inventory	76,704	69,741
Deferred tax assets	249,879	—
Other assets	3,896	359
Total assets	$1,564,195	$1,187,756
Liabilities and stockholders’ equity
Accounts payable	$10,903	$16,192
Accrued liabilities	266,211	378,678
Total current liabilities	277,114	394,870
Operating lease liabilities	40,554	42,037
Other long-term liabilities	19,137	18,056
Total liabilities	336,805	454,963
Total stockholders’ equity	1,227,390	732,793
Total liabilities and stockholders’ equity	$1,564,195	$1,187,756

Investor Contact:

Acadia Pharmaceuticals Inc.

Al Kildani

(858) 261-2872

ir@acadia-pharm.com

Acadia Pharmaceuticals Inc.

Jessica Tieszen

(858) 261-2950

ir@acadia-pharm.com

Media Contact:

Acadia Pharmaceuticals Inc.

Deb Kazenelson
(818) 395-3043

media@acadia-pharm.com